Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Announces US$49.8 Million

Registered Direct Offering

Vancouver, BC, September 8, 2020 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) (TSX: VFF), announced today that it has entered into definitive agreements with certain institutional investors for the purchase and sale of an aggregate of 9,396,226 units in a registered direct offering, for expected gross proceeds of approximately US$49.8 million before placement agent fees and other offering expenses payable by Village Farms.

Each unit is being sold at a public offering price of US$5.30 and consists of one common share and a warrant to purchase one half of a common share at an exercise price of US$5.80. The warrants will be exercisable beginning on March 10, 2021 and will expire five years from the date of issuance.

The closing of the offering is subject to customary closing conditions, including applicable stock exchange approvals, and is expected to close on or about September 10, 2020. Village Farms intends to use up to US$40 million of the net proceeds from this offering to finance a portion of the acquisition of 36,958,500 common shares in the capital of Pure Sunfarms Corp. (“Pure Sunfarms”), representing 41.3% of the issued and outstanding common shares of Pure Sunfarms and all of the remaining common shares of Pure Sunfarms not held by the Company, as separately announced by the Company today. The remaining net proceeds from this offering are intended to be used for general working capital.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering. Beacon Securities Limited is acting as financial advisor for the offering.

The securities described above are being offered by Village Farms pursuant to a registration statement on Form S-3 (File No. 333-237792) that was declared effective by the Securities and Exchange Commission (“SEC”) on May 6, 2020. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Village Farms International, Inc.

Village Farms is one of the largest and longest-operating greenhouse growers in North America, and is leveraging its decades of experience as a large-scale, low-cost intensive agriculture and vertically integrated produce supplier to pursue high-value, high-growth plant-based Consumer Packaged Goods opportunities in cannabis and CBD in North America and selected markets internationally.

In Canada, British-Columbia-based Pure Sunfarms is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer, one of the best-selling brands, and has generated profitability for six consecutive quarters.

In the U.S., subject to compliance with all applicable U.S. federal and state laws, Village Farms is pursuing a strategy to become a leading developer and supplier of branded and white-labeled CBD products targeting “big box” and other major retailers and consumer packaged goods companies, and with one the largest greenhouse operations in country, is well positioned for the potential federal legalization of high-THC cannabis.

Internationally, Village Farms is strategically targeting selected, nascent, legal cannabis and CBD opportunities with significant long-term potential, with an initial focus on the Asia-Pacific region through its investment in Australia-based Altum International.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. This press release also contains “forward-looking information” within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. Particularly, statements regarding the intended use of proceeds, the closing of the offering, future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable industry, the cannabis industry or other risks discussed in the Company’s Form 10-K filed on April 1, 2020 and its other filings with the SEC are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contact:

Stephen Ruffini

Executive Vice President & Chief Financial Officer

(407) 936.1190, Ext. 340